EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Inspire Medical Systems, Inc. is filed on behalf of each of us.

Dated: February 5, 2020

SYNERGY LIFE SCIENCE PARTNERS, LP

By: Synergy Venture Partners, LLC
Its: General Partner

By:	/s/ William N. Starling, Jr.
Name: William N. Starling, Jr.
Title: Manager

SYNERGY VENTURE PARTNERS, LLC

By:	/s/ William N. Starling, Jr.
Name: William N. Starling, Jr.
Title: Manager

/s/ William N. Starling, Jr.
William N. Starling, Jr.

/s/ Richard S. Stack
Richard S. Stack